UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 28, 2008

ACTIVISION BLIZZARD, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA		90405
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                       Results of Operation and Financial Condition.

On July 31, 2008, Activision Blizzard, Inc. (the “Company”) issued a press release announcing stand-alone results for Activision, Inc.  for the fiscal quarter ended June 30, 2008. A copy of the press release is attached hereto as Exhibit 99.1.

Certain Information Not Filed.  The information in this Item 2.02 and Exhibit 99.1 attached to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall this Item 2.02 or such Exhibit 99.1 or any of the information contained therein be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 5.03                                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 28, 2008, the Board of Directors of the Company approved an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”). Section 2.9 of the Bylaws was amended to clarify that any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy authorized in any manner permitted by Section 212 of the General Corporation Law of the State of Delaware or any successor provision.

The amendment to the Bylaws is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.                                       Financial Statements and Exhibits.

(d)  Exhibits

3.1	First Amendment to the Amended and Restated Bylaws of Activision Blizzard, Inc.

99.1	Press Release dated July 31, 2008 (furnished not filed)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2008	ACTIVISION BLIZZARD, INC.

	By:	/s/ Thomas Tippl
Thomas Tippl
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	First Amendment to the Amended and Restated Bylaws of Activision Blizzard, Inc.

99.1	Press Release dated July 31, 2008 (furnished not filed)